UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2026

GMR Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-43289	47-3615769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Hwy 121, Suite 700,
Lewisville, TX 75056
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 459-4919

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	GMRS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 11, 2026, Global Medical Response, Inc. (“GMR, Inc.”), a subsidiary of GMR Solutions Inc. (the “Company”), announced it has received binding commitments from lenders sufficient to complete a repricing transaction with respect to GMR, Inc.’s existing first lien term loan facility. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

The repricing transaction is expected to amend GMR, Inc.’s existing first lien term loan. In connection with the repricing transaction, GMR, Inc. expects to voluntarily prepay approximately $200 million of the outstanding first lien term loan. The amended term loan is expected to bear interest at a lower applicable interest rate margin than GMR, Inc.’s existing term loan. The applicable interest rate margin to the SOFR rate published by CME Group Benchmark Administration Limited (“SOFR”) will decrease from +3.25% to +2.75%, representing a reduction of approximately 50 basis points. The Company expects the repricing transaction and related debt repayment to result in approximately $28 million of annual cash interest expense savings.

The Company believes the transaction is consistent with its capital allocation strategy of using cash generated by the business to reduce indebtedness, lower borrowing costs and support its long-term deleveraging objectives.

The Company currently expects the repricing transaction to close on or about September 17, 2026, subject to the execution of definitive documentation and satisfaction of customary closing conditions.

This Current Report on Form 8-K contains forward-looking statements, including statements regarding the expected consummation, timing and benefits of the repricing transaction. Actual results may differ materially from those expressed or implied by these forward-looking statements as a result of various risks and uncertainties, including the failure to satisfy customary closing conditions or complete the transaction on the anticipated terms or timetable. The Company undertakes no obligation to update any forward-looking statements except as required by law.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of GMR Solutions Inc. dated September 11, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

GMR Solutions Inc.

Date: September 11, 2026
	By:	/s/ Thomas Cook
	Name:	Thomas Cook
	Title:	Executive Vice President, General Counsel and Secretary